Exhibit 10.19

U.S. SUBSCRIPTION AGREEMENT

DelMar Pharmaceuticals, Inc.
Suite 720-999 West Broadway
Vancouver, British Columbia V5Z 1K5
Canada

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with DelMar Pharmaceuticals, Inc., a Nevada corporation (the “Company”), as follows:

1. This Subscription Agreement, including the Terms and Conditions For Purchase of Securities attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of [____] shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company and [___] warrants (the “Warrants”), each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $[____] per share at any time prior to the expiration thereof on [____] (the “Warrant Shares”). The Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities”. The Shares and the Warrants shall be immediately separable and transferable upon issuance. The terms of the Warrants are set forth in the form of Warrant attached as Exhibit 4.1 to the Registration Statement on Form S-1 referred to below.

3. The offering and sale of the Securities (the “Offering”) are being made pursuant to an effective Registration Statement on Form S-1 (File No. 333-203357) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) (including the prospectus contained therein (the “Prospectus”)) containing information regarding the Securities and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4. The Company and the Investor agree that at the Closing (as defined in Section 3.1 of Annex I), the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of Shares and Warrants set forth below for the Aggregate Purchase Price for the Shares and Warrants set forth below. The Investor acknowledges that the Offering is not being underwritten by the placement agents named in the Prospectus and that the minimum offering amount is $[_____].

5. The Company hereby agrees that, without the prior written consent of the majority of the Investors (determined by reference to the respective Aggregate Purchase Price paid by them), it will not, during the period ending 90 days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than a registration statement on Form S-4 and Form S-8). The restrictions contained in the preceding sentence shall not apply to (1) the Securities to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options, warrants or other exchange rights as disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Prospectus, or (3) the issuance of stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Prospectus. Notwithstanding the foregoing, to the extent that any Placement Agent is at such time providing research coverage to the Company or intends to commence research coverage to the Company and is subject to the restrictions set forth in FINRA Rule 2711(f)(4), if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless such Placement Agent waives such extension in writing; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant with Rule 139 of the Securities Act and the Company’s securities are “actively traded” as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

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6. INSTRUCTIONS FOR INVESTING are as follows:

a. Please review the enclosed Preliminary Prospectus and Escrow Agreement.

b. [If you are a non-U.S. person], complete Form W-9. [If you are a non-U.S. person], complete Form W-8 BEN.

c. Upon receipt of the Final Prospectus containing the pricing and closing information for the offering, execute the signature pages to the Subscription Agreement (including Exhibit A and, if applicable, Exhibit B attached to Annex I hereto), the Escrow Agreement and [either Form W-8 or W-9 BEN] (as applicable) , and e-mail a scanned copy of your signature pages for these items to each of the three recipients below:

i) Scott Praill at spraill@delmarpharma.com

ii) David Manno (Company counsel) at dmanno@srff.com

iii) Norwood Beveridge (Placement Agent counsel) at nbeveridge@loeb.com.

d. You may also hand deliver your signed subscription documents to an officer of the Company, or mail printed and wet-ink signed versions of your subscription documents to:

Scott Praill

DelMar Pharmaceuticals, Inc.
Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

e. Send payment of your subscription amount in full by wire transfer to [BANK] f/b/o DelMar Pharmaceuticals, Inc. (the “Escrow Agent”):

[ BANK ]

SWIFT #: [___________]

ABA # [______]

BENEFICIARY: [____]

ACCOUNT NO.: [_____]

REFERENCE: DelMar Pharmaceuticals, Inc. – Escrow Account

7. NOTE: if the name of the Investor is different from the sender of the wire transfer, please inform [Bank] and the Company (via email to spraill@delmarpharma.com) to ensure that your funds are properly credited.

8. Please note that the Company may reject this subscription for any reason (regardless of whether any check or wire transfer relating to this subscription is deposited into escrow), and the Escrow Agent will promptly return your funds without interest, and without deduction of any expenses, if rejected. The Company will send to you a fully executed copy of this Agreement if your subscription is accepted. If you have any questions about completing the foregoing documents, please contact Scott Praill at the Company at spraill@delmarpharma.com.

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9. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

____________________________________________________________________

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

10. The Investor represents that it has received the Preliminary Prospectus dated June [__], 2015 and the final Prospectus dated June [__], 2015, each of which is included in the Company’s Registration Statement (collectively with all exhibits thereto, the “Disclosure Package”), prior to or in connection with the execution of this Agreement.

11. By its signature, the Investor hereby represents that either (A) it is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended, or (B) it understands that there is risk in connection with investments in “penny stocks” which could involve the loss of its entire investment with respect to any particular penny stock and that it has reviewed and understands the description of the risks involved in investing in “penny stocks” contained in Annex III hereto. Any suitability determination made by a Placement Agent that it is approved for transactions in “penny stocks” should not be construed by the Investor as an indication that such Placement Agent believes any particular investment in a penny stock is a safe investment or an investment that will result in a gain to such Investor and does not constitute a recommendation to purchase any security. By its signature, the Investor hereby further represents that it is an “accredited investor” as defined in applicable Canadian securities laws, it is purchasing the Shares and Warrants as principal, it was not created or used solely to purchase or hold the Securities as an accredited investor, and it has concurrently executed and delivered the “Accredited Investor Certificate” attached as Exhibit A to Annex I of this Agreement and, if applicable, the “Risk Acknowledgement Form” attached as Exhibit B to Annex I of this Agreement and specifically represents and warrants that one or more of the categories set forth in Exhibit A correctly, and in all respects, describes it and will continue to describe it as at the Closing Date (as hereinafter defined), and it has so indicated by initialing the category therein which so describes it.

YOU SHOULD NOT SIGN AND RETURN THIS STATEMENT IF IT DOES NOT ACCURATELY REFLECT YOUR FINANCIAL SITUATION, INVESTMENT EXPERIENCE, AND INVESTMENT OBJECTIVES. YOU

AGREE TO NOTIFY THE COMPANY AND THE PLACEMENT AGENTS IN WRITING IF ANY OF THE ABOVE INFORMATION CHANGES.

12. No offer by the Investor to buy Securities will be accepted until the Registration Statement has been declared effective and the Investor has received the final Prospectus and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or any Placement Agent acting on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the final Prospectus and this Agreement is accepted and countersigned by or on behalf of the Company.

13. The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

[signature page follows]

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Number of Shares:  ______________________________________________________________

Number of Warrants:   ____________________________________________________________

Purchase Price for one Share and one Warrant: $ ________________________________________

Aggregate Purchase Price For the Shares and Warrants: $ _________________________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: June __, 2015

______________________________________________________
INVESTOR

By: ___________________________________________________

Print Name: _____________________________________________

Title: __________________________________________________

Address: _______________________________________________
_______________________________________________________

Agreed and Accepted
this   st day of June 2015:

DelMar Pharmaceuticals, Inc.

By: ______________________
Name: Jeffrey Bacha

Title: Chief Executive Officer

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.

2. Agreement to Sell and Purchase the Shares and Warrants; Placement Agent.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares and Warrants as set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of the Securities are attached as Annex I (the “Signature Page”) for the Aggregate Purchase Price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Securities to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.” The Company also proposes to enter into separate Canadian Subscription Agreements with additional investors in Canada with respect to the sale of Shares and Warrants.

2.3 Investor acknowledges that the Company has agreed to pay Maxim Group LLC, Roth Capital Partners, LLC and National Securities Corporation (the “Placement Agents”) a fee (the “Placement Fee”), who may in turn pay a portion of such Placement Fee to any sub-agents they may retain, and to reimburse the Placement Agents for certain expenses in respect of the sale of the Securities to the Investor.

2.4 The Company hereby makes the representations and warranties included in Annex I hereto to the Investor. The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Closings and Delivery of the Shares and Warrants and Funds.

3.1 Closing. The completion of the purchase and sale of the Shares and Warrants (the “Closing”) shall occur on [___], 2015 (the “Closing Date”) at a place and time to be specified by the Company and the Placement Agents, and of which the Investors will be notified in advance by the Placement Agents, in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause Island Stock Transfer, the Company’s “Transfer Agent”, to deliver to the Investor the number of Shares and Warrants purchased by the Investor as set forth on the Signature Page registered in the name of the Investor or, if so indicated on the “Investor Questionnaire” attached hereto as Exhibit C, in the name of a nominee designated by the Investor, and (b) the Aggregate Purchase Price for the Securities being purchased by the Investor will be delivered by or on behalf of the Escrow Agent to the Company.

3.2 Conditions to the Obligations of the Parties.

(a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Securities to the Investor shall be subject to: (i) the receipt by the Company of the Aggregate Purchase Price for the Shares and Warrants being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

Annex I - 1

(b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares and Warrants will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, to the condition that the Placement Agent shall not have: (a) terminated the placement agreement in connection with the offering (the “Placement Agreement”) pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Securities that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Placement Agents in their sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Placement Agreement, then the Placement Agents may, but shall not be obligated to, terminate such Placement Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

3.3 Delivery of Funds. Upon receipt of the Final Prospectus containing the pricing and closing information for the Offering, payment of the Aggregate Purchase Price in full shall be made by wire transfer to [BANK] f/b/o DelMar Pharmaceuticals, Inc. (the “Escrow Agent”):

[ BANK ]

SWIFT #: [___________]

ABA # [______]

BENEFICIARY: [____]

ACCOUNT NO.: [_____]

REFERENCE: DelMar Pharmaceuticals, Inc. – Escrow Account

3.4 Delivery of Shares and Warrants. On the Closing Date, the Company’s transfer agent shall deliver the Shares and Warrants to the Investor through DTC directly to the account(s) identified by Investor.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agents that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page, the Investor Questionnaire and, if applicable, the Risk Acknowledgement Form and has completed the Accredited Investor Certificate and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the Securities set forth on the Signature Page, has received and is relying only upon the Disclosure Package.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States and Canada by the Company or the Placement Agents that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States and Canada where action for that purpose is required, (b) if the Investor is outside the United States or Canada, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agents are not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Prospectus.

4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

Annex I - 2

4.4 The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

4.5 The Investor acknowledges that this Agreement requires the Investor to provide certain personal information to the Company. Such information is being collected by the Company for the purposes of completing the Offering, which includes, without limitation, determining the eligibility of the Investor to purchase the Securities under applicable securities laws and completing filings required by any securities regulatory authority. Personal information regarding the Investor may be disclosed by the Company to: (a)  securities regulatory authorities; (b) the Company’s Transfer Agent; (c) any government agency, board or other entity; and (d) any of the other parties involved in the Offering, including the Company and its legal counsel, and may be included in record books in connection with the Offering. By executing this Agreement, the Investor is deemed to be consenting to the foregoing collection, use and disclosure of such personal information.

4.6 The Investor acknowledges that it has been notified by the Company: (a) of the requirement to deliver to the British Columbia Securities Commission (the “BCSC”) the full name, residential address and telephone number of the Investor, the number and type of Securities purchased, the Aggregate Purchase Price, the exemption relied upon and the date of distribution of the Securities; (b) that such information is being collected indirectly by the BCSC under the authority granted to it under applicable Canadian securities laws; (c) that such information is being collected for the purposes of the administration and enforcement of the securities legislation of the Province of British Columbia; and (d) that the BCSC can be contacted at British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia, V7Y 1L2, Telephone: (604) 899-6500, Toll free across Canada: 1-800-373-6393, Facsimile: (604) 899-658, and can answer any questions about the BCSC’s indirect collection of such information. By executing this Agreement, the Investor hereby authorizes the indirect collection of such information by the BCSC.

5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and Warrants being purchased and the payment therefor. The Placement Agents shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a) if to the Company, to:

DelMar Pharmaceuticals, Inc.
Suite 720-999 West Broadway
Vancouver, British Columbia V5Z 1K5
Canada

Attention: Chief Executive Officer

      with a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, NY 10006

Attention: Gregory Sichenzia, Esq.

Fax: (212) 930-9725

Annex I - 3

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus (or the filing by the Company of an electronic version thereof with the Commission).

12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.

13. Provision of Information. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents not to, provide the Investor with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of such Investor. To the extent that the Company or any of its subsidiaries or any of their respective officers, directors, affiliates, employees and agents deliver any material, non-public information to an Investor without such Investor's consent, the Company hereby covenants and agrees that such Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty not to trade on the basis of, such material, non-public information or any other obligation with respect to such information.

14. Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Annex I - 4

EXHIBIT A

____________________________________________

ACCREDITED INVESTOR CERTIFICATE

TO: DelMar Pharmaceuticals, Inc.

The Investor represents, warrants and certifies that the Investor or, if applicable, each beneficial purchaser on whose behalf the Investor is acting as agent, is an “accredited investor”, as such term is defined under U.S. and Canadian securities laws, and the Investor or, if applicable, each beneficial purchaser on whose behalf the Investor is acting as agent, falls within the category or categories marked by an “X” below.

PLEASE PLACE AN “X” AGAINST THE APPROPRIATE CATEGORY OR CATEGORIES BELOW:

[_]	(a) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000 [NOTE: If the Investor is relying on this category of “accredited investor” to purchase Shares and Warrants, the Investor must also complete in duplicate Exhibit B hereto];
[_]	(b) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;
[_]	(c) an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year [NOTE: If the Investor is relying on this category of “accredited investor” to purchase Shares and Warrants, the Investor must also complete in duplicate Exhibit B hereto];
[_]	(d) an individual who, either alone or with a spouse, has net assets of at least $5,000,000 [NOTE: If the Investor is relying on this category of “accredited investor” to purchase Shares and Warrants, the Investor must also complete in duplicate Exhibit B hereto];
[_]	(e) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or
[_]	(f) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

For the purposes of this Exhibit A, the following definitions are included for convenience:

“financial assets” means:

(a)	cash,
(b)	securities, or
(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“investment fund” has the same meaning as in National Instrument 81-106 – Investment Fund Continuous Disclosure;

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“person” includes (a) an individual, (b) a corporation, (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (d) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means:

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
(b)	liabilities that are secured by financial assets;

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

All terms used in this Exhibit A which are not otherwise defined in this Exhibit A have the meanings defined in the Agreement to which this Exhibit A is attached or, if not defined therein, have the meanings defined in the Securities Act (British Columbia), the regulations, rules and policy statements made thereunder, as amended.

Dated: ____________________________________, ________.

By:
Signature of Investor

Title (if applicable)

(Print Name of Investor)

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EXHIBIT B

____________________________________________

RISK ACKNOWLEDGEMENT FORM FOR CERTAIN INDIVIDUAL ACCREDITED INVESTORS

WARNING!
This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER
1. About your investment
Type of securities: Shares of common stock of the Issuer (“Shares”) and warrants to purchase Shares	Issuer: DelMar Pharmaceuticals, Inc. (the “Issuer”)
Purchased from: the Issuer
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $ [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of “accredited investor” as such term is defined in National Instrument 45-106 – Prospectus Exemptions. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
•  Your net income before taxes was more than $200,000 in each of the two most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (you can find your net income before taxes on your personal income tax return.)

A - 1

•  Your net income before taxes combined with your spouse’s was more than $300,000 in each of the two most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
Sign 2 copies of this document. Keep one for your records.
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the Issuer, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):	Dealer Rep. Code:
SECTION 6 TO BE COMPLETED BY THE ISSUER
6. For more information about this investment

DelMar Pharmaceuticals, Inc.
Suite 720, 999 West Broadway
Vancouver, BC V5Z 1K5

Contact: Jeffrey A. Bacha, President & Chief Executive Officer
Phone number: (604) 317-7022
Email: jbacha@delmarpharma.com

For more information about prospectus exemptions, contact your local contact information at www.securities-administrators.ca.

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EXHIBIT C

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INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Securities are to be registered in. You may use a nominee name if appropriate:	___________________________
2. The relationship between the Investor and the registered holder listed in response to item 1 above:	___________________________
3. The mailing address of the registered holder listed in response to item 1 above:	___________________________
4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:	___________________________
5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):	___________________________
6. DTC Participant Number:	___________________________
7. Name of Account at DTC Participant being credited with the Securities:	___________________________
8. Account Number at DTC Participant being credited with the Securities:	___________________________

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ANNEX II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(a) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”). Except for those of the Company’s subsidiaries set forth on Schedule III attached to the Placement Agreement, none of the Company’s subsidiaries is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act).

(b) The Company has the power and authority to enter into this Agreement and the Warrants and to authorize, issue and sell the Securities as contemplated by this Agreement. Each of this Agreement and the Warrants has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(c) The execution, delivery and performance of this Agreement, the Subscription Agreements and the Warrants and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent such breach, violation or default is not reasonably likely to have a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default or Default Acceleration Event is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation, as amended, or by-laws, as amended.

(d) Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, as amended, by-laws, as amended, or other equivalent organizational or governing documents, except where the violation, breach or default in the case of a subsidiary of the Company is not reasonably likely to result in a Material Adverse Effect.

(e) No consents, approvals, orders, authorizations or filings are required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement, the Subscription Agreements and the Warrants and the issue and sale of the Securities, except (A) the registration under the Securities Act of the Securities, (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Securities by the several Placement Agents and sub-agents, (C) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect, (D) filings with the applicable Canadian securities commissions pursuant to applicable Canadian securities laws and (E) such consents, approvals and waivers which have been obtained by the Company, and which are in full force and effect as of the date hereof.

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(f) The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform to the description of the capital stock of the Company contained in the Registration Statement, the Disclosure Package and the Prospectus. The Warrant Shares, when issued, paid for and delivered upon due exercise of the Warrants, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights. The Warrant Shares have been reserved for issuance. The Securities, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(g) Each of the Company and its subsidiaries has (A) filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (B) paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary, except, in all cases, for any such amounts that the Company or any subsidiary is contesting in good faith and except in any case in which the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised and are currently pending by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(h) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock (other than the payment of the regular quarterly dividend of .75% of the Stated Value (as defined in the Certificate of Designation relating thereto) in respect of the Company’s Series A Preferred Stock as required by the terms thereof), there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options (or upon the exchange of shares of exchangeable stock of 0959456 B.C. Ltd., a British Columbia corporation, for shares of Common Stock) or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (c) there has not been any material change in the Company’s long-term or short-term debt, and (d) there has not been the occurrence of any Material Adverse Effect.

(i) Except as a set forth in the Registration Statement, the Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

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(j) The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(k) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by them that is material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(l) The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(m) The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(n) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Annex II - 3

(o) The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as, in the Company’s reasonable judgment, is adequate for the conduct of its business and the value of its properties and as is customary for similarly sized companies engaged in similar businesses in similar industries.

(p) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that is reasonably likely to result in a Material Adverse Effect.

(q) Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company, its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(r) No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(s) There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Placement Agent or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Placement Agents’ compensation, as determined by FINRA.

(t) Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not made within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member.

(u) None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(v) Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, to the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Placement Agents and their counsel if it becomes aware at any time prior to the 90th day following the Effective Time (as defined in the Placement Agreement) that any officer, director or stockholder of 5% or more of the Company’s unregistered securities of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(w) Other than the Placement Agents and sub-agents, no person has the right to act as an placement agent or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(x) The statements set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Securities” insofar as they purport to constitute a summary of the terms of the Securities and under the captions “Business – Patents and Proprietary Rights,” “Business - Government Regulation and Product Approval”, “Certain Relationships and Related Party Transactions”, “Disclosure of Commission Position on Indemnification for Securities Act Liabilities” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

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(y) Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied or not enforceable in connection with the offering of the Securities) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (as defined in the Placement Agreement).

(z) Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

The Company and each of its subsidiaries (i) are in compliance with all, and have not violated any, laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (including, without limitation, all health and safety laws) (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.(i) There are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party.

(ii) The Company and its subsidiaries are not aware of any existing liabilities concerning hazardous or toxic substances or wastes, pollutants or contaminants that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries.

(iii) To the knowledge of the Company, no property which is or has been owned, leased, used, operated or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.), or otherwise designated as a contaminated site under applicable state or local law.

(bb) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

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(cc) Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ee) The operations of the Company and its subsidiaries are being conducted in material compliance with applicable employment laws, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened.

(ff) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates conduct their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance in all material respects with such laws and with the representation and warranty contained herein.

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ANNEX III

IMPORTANT INFORMATION ON PENNY STOCKS

The U.S. Securities and Exchange Commission (SEC) requires your broker to give this statement to you, and to obtain your signature to show that you have received it, before your first trade in a penny stock. This statement contains important information—and you should read it carefully before you sign it, and before you decide to purchase or sell a penny stock.

In addition to obtaining your signature, the SEC requires your broker to wait at least two business days after sending you this statement before executing your first trade to give you time to carefully consider your trade.

Penny Stocks Can Be Very Risky

Penny stocks are low-priced shares of small companies. Penny stocks may trade infrequently—which means that it may be difficult to sell penny stock shares once you have them. Because it may also be difficult to find quotations for penny stocks, they may be impossible to accurately price. Investors in penny stock should be prepared for the possibility that they may lose their whole investment.

While penny stocks generally trade over-the-counter, they may also trade on U.S. securities exchanges, facilities of U.S. exchanges, or foreign exchanges. You should learn about the market in which the penny stock trades to determine how much demand there is for this stock and how difficult it will be to sell. Be especially careful if your broker is offering to sell you newly issued penny stock that has no established trading market.

The securities you are considering have not been approved or disapproved by the SEC. Moreover, the SEC has not passed upon the fairness or the merits of this transaction nor upon the accuracy or adequacy of the information contained in any prospectus or any other information provided by an issuer or a broker or dealer.

Information You Should Get

In addition to this statement, your broker is required to give you a statement of your financial situation and investment goals explaining why his or her firm has determined that penny stocks are a suitable investment for you. In addition, your broker is required to obtain your agreement to the proposed penny stock transaction.

Before you buy penny stock, Federal law requires your salesperson to tell you the “offer” and the “bid” on the stock, and the “compensation” the salesperson and the firm receive for the trade. The firm also must send a confirmation of these prices to you after the trade. You will need this price information to determine what profit or loss, if any, you will have when you sell your stock.

The offer price is the wholesale price at which the dealer is willing to sell stock to other dealers. The bid price is the wholesale price at which the dealer is willing to buy the stock from other dealers. In its trade with you, the dealer may add a retail charge to these wholesale prices as compensation (called a “markup” or “markdown”).

The difference between the bid and the offer price is the dealer's “spread.” A spread that is large compared with the purchase price can make a resale of a stock very costly. To be profitable when you sell, the bid price of your stock must rise above the amount of this spread and the compensation charged by both your selling and purchasing dealers. Remember that if the dealer has no bid price, you may not be able to sell the stock after you buy it, and may lose your whole investment.

After you buy penny stock, your brokerage firm must send you a monthly account statement that gives an estimate of the value of each penny stock in your account, if there is enough information to make an estimate. If the firm has not bought or sold any penny stocks for your account for six months, it can provide these statements every three months.

Additional information about low-priced securities—including penny stocks—is available on the SEC's Web site at http://www.sec.gov/investor/pubs/microcapstock.htm. In addition, your broker will send you a copy of this information upon request. The SEC encourages you to learn all you can before making this investment.

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Brokers' Duties and Customers' Rights and Remedies

Remember that your salesperson is not an impartial advisor—he or she is being paid to sell you stock. Do not rely only on the salesperson, but seek outside advice before you buy any stock. You can get the disciplinary history of a salesperson or firm from FINRA at 1-800-289-9999 or contact FINRA via the Internet at http://www.finra.org. You can also get additional information from your state securities official. The North American Securities Administrators Association, Inc. can give you contact information for your state. You can reach NASAA at (202) 737-0900 or via the Internet at http://www.nasaa.org.

If you have problems with a salesperson, contact the firm's compliance officer. You can also contact the securities regulators listed above. Finally, if you are a victim of fraud, you may have rights and remedies under state and Federal law. In addition to the regulators listed above, you also may contact the SEC with complaints at (800) SEC-0330 or via the Internet at help@sec.gov.

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